UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2021

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

PO Box 323

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

As previously reported, on Saturday morning, July 17, 2021, our historical website domain – biontech.com – and email services were compromised and disabled. Research indicated that an unknown party had ‘hijacked’ the domain in a theft attempt.

On September 10, 2021, the Company filed a federal lawsuit ‘in rem’ to recover the <biontech.com> domain and against the unknown ‘John Doe’ who hacked and attempted to steal the website. The litigation has been filed in the United States District Court for the Eastern District of Virginia, Alexandria Division under the heading ‘Bion Environmental Technologies, Inc., Plaintiff, vs John Doe and <biontech.com>, Defendants’ (Case No. 1:21-cv-01034), seeking recovery of the domain name and other relief as set forth therein.

No shareholder, sensitive or confidential information was available to be breached which has limited damages from the hack/theft to date. However, the Company’s email operations have been subject disruption and expenses have been incurred related to the matter including legal fees.

While these issues are being resolved, Bion Environmental Technologies, Inc. has moved our website (and email) to a new domain: bionenviro.com. Website access is now www.bionenviro.com.

To send emails to Bion personnel, use the same name identifier previously used, but in the address, substitute ‘bionenviro.com’ for ‘biontech.com’:

For example, cscott@biontech.com (no longer functional) will now be cscott@bionenviro.com and mas@biontech (no longer functional) will now be mas@bionenviro.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: September 13, 2021	By: /s/ Mark A. Smith Mark A. Smith, President